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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-4 of our report dated February 22, 1999, on our audits of the financial statements of The Majestic Star Casino, LLC. We also consent to the references to our firm under the captions "Summary Financial and Operating Data," "Selected Financial Information," and "Independent Accountants."


                                        PricewaterhouseCoopers LLP


Chicago, Illinois
August 12, 1999